UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012 (August 17, 2012)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
New York, New York 10036

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 461-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events.

Redemption of Series C Notes

On August 17, 2012, CIT Group Inc. (“CIT” or the “Company”) delivered to Deutsche Bank Trust Company Americas (“Deutsche Bank”), as trustee, a notice of CIT’s intention to redeem at par on September 17, 2012 the remaining $681 million of its 7% Series C Senior Unsecured Notes (the “7% Notes”) maturing in 2016. In addition, accrued and unpaid interest will be paid for the period beginning August 10, 2012 to but excluding September 17, 2012. There will be no 7% Series C Notes outstanding following this redemption. When combined with the $600 million redemption announced on July 20, 2012 and the approximately $3.3 billion redemption announced on August 6, 2012, approximately $4.6 billion of 7% Notes will be redeemed during the third quarter of 2012 and these redemptions will result in the acceleration of fresh start accounting (“FSA”) discount amortization, and therefore increase third quarter 2012 interest expense, by up to $460 million. There also may be a loss on debt extinguishment related to the redemptions. The final amount of FSA to be accelerated and the amount of loss on debt extinguishment for the third quarter of 2012 will not be known until after these redemptions have occurred.

The weighted average coupon rate of outstanding deposits and long-term borrowings was 3.83% at June 30, 2012. Including the $3.0 billion of unsecured debt issued on August 3, 2012 and the redemptions of Series C Notes announced on July 20, 2012, August 6, 2012, and August 20, 2012 totaling approximately $4.6 billion, the weighted average coupon rate on outstanding deposits and long-term borrowings would have been 3.42% at June 30, 2012. Due to the period of time between the issuance of unsecured debt on August 3, 2012 and the redemption on September 5, 2012, cash and short term investment balances may be elevated, which would reduce the benefit to the Company’s finance margin in the current quarter.

A copy of the press release announcing the redemption is attached as Exhibit 99.1. A copy of the Notice to Deutsche Bank is attached as Exhibit 99.2.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by CIT Group Inc. on August 20, 2012 announcing its redemption of the remaining $681 million of the 7% Notes maturing in 2016.
99.2	Notice by CIT Group Inc. to Deutsche Bank Trust Company Americas dated August 17, 2012 electing its option to redeem $681 million of the 7% Notes maturing in 2016.

Forward-Looking Statement

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)
Date: August 20, 2012	By:	/s/ Glenn A. Votek
		Name:	Glenn A. Votek
		Title:	Executive Vice President & Treasurer